Exhibit 99.3

INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Combined Financial Statements (Unaudited)

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF COTTONWOOD COMMUNITIES, INC.

As of and For the Six Months Ended June 30, 2021

The following unaudited pro forma combined financial information sets forth:

Historical Financial Information

•the historical consolidated financial information of Cottonwood Communities, Inc. (“CCI") as of and for the six months ended June 30, 2021, derived from CCI’s unaudited consolidated financial statements;

•the historical consolidated financial information of Cottonwood Multifamily REIT I, Inc. (“CMRI”) as of and for the six months ended June 30, 2021, derived from CMRI’s unaudited consolidated financial statements;

•the historical consolidated financial information of Cottonwood Multifamily REIT II, Inc. (“CMRII”) as of and for the six months ended June 30, 2021, derived from CMRII’s unaudited consolidated financial statements;

Combined Pro Forma Statements

•pro forma adjustments to give effect to the merger of CMRI and CMRII with CCI on CCI’s consolidated balance sheet as of June 30, 2021, as if these mergers closed on January 1, 2021, including the balance sheet effects related to the adjustments in the pro forma consolidated statement of operations;

•pro forma adjustments to give effect to CCI's Merger with Cottonwood Residential II, Inc. ("CRII"), CMRI, and CMRII on CCI’s consolidated statements of operations for the six months ended June 30, 2021 as if these mergers closed on January 1, 2021.

For purposes of these June 30, 2021 pro forma statements, the "Combined Merger" is CCI's merger with CMRI and CMRII. The Combined Company includes the entities in the Combined Merger, as well as CRII, which merged with CCI on May 7, 2021.

These unaudited pro forma combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by CCI’s management; however, they are not necessarily indicative of what CCI’s consolidated financial condition or results of operations actually would have been assuming the Combined Merger and the merger with CRII (the "CRII Merger") had been consummated as of the dates previously indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. These unaudited pro forma combined financial statements do not include the impact of any synergies that may be achieved through these mergers nor any strategies that CCI’s management may consider in order to continue to efficiently manage its operations. This unaudited pro forma combined financial information should be read in conjunction with:

•CCI’s unaudited consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2021;

•CMRI’s unaudited consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2021;

•CMRII’s unaudited consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2021.

The Combined Merger will be accounted for as an equity transaction under Accounting Standards Codification (“ASC”) 810, Consolidation.

CMRI and CMRII share ownership in the properties in which they have invested through joint venture arrangements with Cottonwood Residential O.P., LP ("CROP"), the operating partnership of CCI. Under generally accepted accounting principles (“GAAP”), CROP consolidates the joint ventures on its financial statements, recording CMRI and CMRII’s ownership as noncontrolling interests. Upon consummation of the Combined Merger, CROP will obtain 100% of the ownership interests in the properties held through the joint ventures. In an equity transaction, no gain or loss from the acquisition of additional interests in a consolidated subsidiary is recognized, nor is a step up to fair value recognized for the portion of the subsidiary’s net assets that corresponds to the additional interests acquired. The difference between the consideration paid by CCI and the change in noncontrolling interest attributable to CMRI and CMRII is recorded as an adjustment to equity.

UNAUDITED PRO FORMA COMBINED BALANCE SHEETS AS OF JUNE 30, 2021 (In Thousands, Except Share and Per Share Data)

	CCI Historical June 30, 2021	CMRI Historical June 30, 2021	CMRII Historical June 30, 2021	Autonomous Entity Adjustments	Note	Pro Forma Combined Company Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Real estate assets, net	$1,464,431	$—	$—	$—		$—		$1,464,431
Investment in unconsolidated real estate entities	159,590	25,114	36,121	(61,235)	(A)	—		159,590
Real estate note investment, net	5,189	—	—	—		—		5,189
Cash and cash equivalents	37,507	479	307	—		—		38,293
Restricted cash	19,776	—	—	—		—		19,776
Related party notes	3,808	—	—	(3,808)	(B)	—		—
Related party receivables	891	—	—	(203)	(C)	—		688
Other assets	39,381	22	61	—		—		39,464
Total assets	$1,730,573	$25,615	$36,489	$(65,246)		$—		$1,727,431
Liabilities and equity
Liabilities
Mortgage notes, net	$680,798	$—	$—	$—		$—		$680,798
Construction loans, net	80,814	—	—	—		—		80,814
Preferred stock, net	201,378	—	—	—		—		201,378
Unsecured promissory notes, net	48,643	—	—	—		—		48,643
Related party payables	6,455	2,268	1,596	(203)	(C)	—		10,116
Promissory notes to related party	—	1,466	2,342	(3,808)	(B)	—		—
Accounts payable, accrued expenses and other liabilities	51,496	379	229	—		452	(D)	52,556
Total liabilities	1,069,584	4,113	4,167	(4,011)		452		1,074,305
Stockholders' equity and noncontrolling interests
Common stock	126	49	49	(98)	(E)	1,296	(F)	1,422
Additional paid-in capital	126,176	48,948	48,915	(97,863)	(E)	128,299	(F)	254,475
Accumulated distributions	(10,825)	(12,935)	(8,678)	21,613	(E)	(7,171)	(G)	(17,996)
Accumulated deficit	(20,962)	(14,560)	(7,964)	22,270	(E)	(12,156)	(G)	(33,372)
Total stockholders' equity	94,515	21,502	32,322	(54,078)		110,268		204,529
Noncontrolling interests
Limited partners	348,604	—	—	136,042	(H)	(110,547)	(H)	374,099
Partially owned entities	217,870	—	—	(143,199)	(H)	(173)	(H)	74,498
Total noncontrolling interest	566,474	—	—	(7,157)		(110,720)		448,597
Total stockholders' equity and noncontrolling interests	660,989	21,502	32,322	(61,235)		(452)		653,126
Total liabilities, stockholders' equity and noncontrolling interests	$1,730,573	$25,615	$36,489	$(65,246)		$—		$1,727,431

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2021 (In Thousands, Except Share and Per Share Data)

	CCI Historical June 30, 2021	CMRI Historical June 30, 2021	CMRII Historical June 30, 2021	Autonomous Entity Adjustments	Note	Pro Forma Combined Transaction Accounting Adjustments	Note	Pro Forma Combined Company
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Rental and other property revenues	$20,015	$—	$—	$—		$29,274	(a)	$49,289
Property management revenues	2,121	—	—	—		3,891	(a)	6,012
Other income	523	—	—	—		1	(a)	524
Total revenues	22,659	—	—	—		33,166		55,825
Expenses
Property operations	8,152	—	—	—		11,065	(a)	19,217
Property management expenses	2,552	—	—	—		4,090	(a)	6,642
Reimbursable operating expenses	331	—	—	—		(53)	(a)	278
Asset management fee	2,328	548	398	—		1,555	(a)	4,829
Performance participation allocation	6,455	—	—	—		—		6,455
Depreciation and amortization	15,820	—	—	—		16,491	(a) (g)	32,311
General and administrative expenses	4,438	664	762	(106)	(d)	6,270	(a) (b)	12,028
Total operating expenses	40,076	1,212	1,160	(106)		39,418		81,760
Equity in earnings (losses) of unconsolidated real estate entities	299	(431)	(12)	443	(c)	(210)	(a) (h)	89
Interest income	137	—	—	(106)	(d)	3,067	(a)	3,098
Interest expense	(7,154)	—	—	—		(10,364)	(a)	(17,518)
Other expenses	(275)	—	—	—		—		(275)
Net income (loss)	(24,410)	(1,643)	(1,172)	443		(13,759)		(40,541)
Net (income) loss attributable to noncontrolling interests:
Limited partners	12,783	—	—	1,723	(e)	9,676	(e)	24,182
Partially owned entities	2,613	—	—	(2,419)	(e)	172	(e)	366
Net income (loss) attributable to common stockholders	(9,014)	(1,643)	(1,172)	(253)		(3,911)		(15,993)

Weighted average shares outstanding	12,362,973	4,904,045	4,881,490	—		10,995,210	(f)	23,358,183
Net income (loss) per common share - basic and diluted	(0.73)	(0.34)	(0.24)	—		(0.36)		(0.68)

COTTONWOOD COMMUNITIES, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
As of June 30, 2021

NOTE 1—BASIS OF PRO FORMA PRESENTATION

Cottonwood Communities, Inc. (“CCI”) is a real estate investment trust (“REIT”) that invests in multifamily apartment communities and real estate-related assets located throughout the United States.

On January 26, 2021, CCI entered into a definitive merger agreement (the “CRII Merger Agreement”) with Cottonwood Residential II, Inc. (“CRII”). The merger with CRII ("CRII Merger") closed on May 7, 2021.

On January 26, 2021, CCI entered into a definitive merger agreement (the “CMRI Merger Agreement”) with Cottonwood Multifamily REIT I, Inc. (“CMRI”). Under the terms of the CMRI Merger Agreement, CMRI stockholders will receive 1.175 shares of CCI’s common stock in exchange for each share of CMRI’s common stock. Subject to the terms and conditions of the CMRI Merger Agreement, CMRI will merge with and into a wholly owned subsidiary of CCI ("Merger Sub"), with Merger Sub surviving the merger (the “CMRI Merger”), such that following the CMRI Merger, the surviving entity will continue as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of MGCL, the separate existence of CMR I shall cease. The CMRI Merger closed on July 15, 2021.

On January 26, 2021, CCI also entered into a definitive merger agreement (the “CMRII Merger Agreement”) with Cottonwood Multifamily REIT II, Inc. (“CMRII”). Under the terms of the CMRII Merger Agreement, CMRII stockholders will receive 1.072 shares of CCI’s common stock in exchange for each share of CMRII’s common stock. Subject to the terms and conditions of the CMRII Merger Agreement, CMRII will merge with and into the Merger Sub, with Merger Sub surviving the merger (the “CMRII Merger”), such that following the CMRII Merger, the surviving entity will continue as a wholly owned subsidiary of CCI. In accordance with the applicable provisions of MGCL, the separate existence of CMRII shall cease. The CMRII Merger closed on July 15, 2021.

These pro forma statements have been prepared as of June 30, 2021 under the Combined Company scenario as defined in the introduction.

NOTE 2— ACQUISITION OF NONCONTROLLING INTEREST

The preliminary consideration paid for CMRI's and CMRII's ownership interests in the joint ventures is as follows:

	June 30, 2021
Consideration	Total	CMRI	CMRII
Common stock issued and outstanding	9,785,535	4,904,045	4,881,490
Exchange ratio	1.124	1.175	1.072
Implied CCI common stock issued as consideration	10,995,210	5,762,253	5,232,957
CCI's estimated value per share	$11.79	$11.79	$11.79
Value of implied CCI common stock issued	$129,595	$67,917	$61,678
Settlement of promote	8,009	5,585	2,424
Settlement of note and interest	4,020	1,545	2,475
Net liabilities assumed	3,749	2,214	1,536
Total consideration	$145,374	$77,261	$68,113
    The change in equity as a result of the CMRI and CMRII mergers is as follows:

	Total	CMRI	CMRII
Noncontrolling interest	$143,199	$79,447	$63,752
Additional paid in capital	2,175	(2,186)	4,362
Total equity	$145,374	$77,261	$68,113
The unaudited pro forma combined financial information includes various assumptions. These pro forma adjustments are preliminary and have been made solely for illustrative purposes.

NOTE 3—PRO FORMA ADJUSTMENTS

Adjustments to the unaudited pro forma combined balance sheets as of June 30, 2021

The pro forma adjustments are based on our preliminary estimates and assumptions and are subject to change. The following adjustments have been reflected in the unaudited pro forma combined balance sheets of the Combined Company as of June 30, 2021, and include the effects of certain adjustments in the pro forma consolidated statement of operations for activity from January 1, 2021 through June 30, 2021.

(A)     Reflects the removal of investments in unconsolidated real estate entities held by CMRI and CMRII upon the consummation of the Combined Merger.

(B)    Reflects the settlement of notes CROP held with CMRI and CMRII upon the consummation of the Combined Merger.

(C)    Reflects the settlement of interest on the notes CROP held with CMRI and CMRII upon the consummation of the Combined Merger.

(D)     Reflects an accrual for the estimated remaining transaction costs for the Combined Merger.

(E)    Reflects the elimination of the historical stockholders' equity accounts of CMRI and CMRII.

(F)     Reflects the increase in common stock as shown below (dollars in thousands, except share and per share data):

	Total	CMRI	CMRII
Common stock issued and outstanding	9,785,535	4,904,045	4,881,490
Exchange ratio	1.124	1.175	1.072
Implied CCI common stock issued as consideration	10,995,210	5,762,253	5,232,957
CCI's estimated value per share	$11.79	$11.79	$11.79
Value of implied CCI common stock issued as consideration	$129,595	$67,917	$61,678

(G)    Reflects additional estimated distributions and net losses to CCI common stockholders as a result of the CRII Merger and the Combined Merger as if those mergers closed on January 1, 2020.

(H)     Represents the estimated changed in noncontrolling interests as a result of changes in ownership and resulting activity in the statement of operations as if the CRII Merger and the Combined Merger closed on January 1, 2020.

Adjustments to the unaudited pro forma combined statements of operations for the six months ended June 30, 2021.

(a)     Reflects certain pro forma adjustments on the statement of operations for CRII activity from January 1, 2021 to May 7, 2021, the date of the CRII Merger.

(b)     Reflects additional share based compensation expense resulting from the accelerated vesting of LTIP units and the issuance of additional retention grants to certain executives and estimated transaction costs of $452.0 thousand for the six months ended June 20, 2021.

(c)    Reflects the elimination of equity in earnings at CMRI and CMRII. CMRI and CMRII invested in real estate joint ventures with CROP, recognizing their share of income (loss) under the equity method of accounting.

(d)    Reflects the removal of interest income at CROP and the related expense at CMRI and CMRII from the settlement of the notes as a result of the Combined Merger.

(e)     Represents the changes in net loss (income) attributable to noncontrolling interests as a result of the adjustments to the statement of operations for the respective period.

(f)    Represents additional common shares issued as a result of the CRII Merger and the Combined Mergers for the respective period.

(g)    Reflects the net effect of depreciation and amortization related to the step up in estimated fair value of real estate assets and acquired intangibles from the business combination, using estimated fair values. Depreciation and amortization expense is calculated using the straight-line method over an estimated useful life of 30 years for buildings, 5-15 years for building improvements, furniture, fixtures and equipment, and 6 months for in place leases. Other acquired intangibles are amortized over 5-15 years.

(h)    Reflects the effect of additional depreciation expense recorded in equity in earnings from the estimated fair value step up of investments in unconsolidated real estate entities.